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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in Registration Statement Nos. 33-84754, 33-84756, and 333-16765 of MK Gold Company on Form S-8 of our report dated March 3, 2000 on the consolidated financial statements of MK Gold Company as of December 31, 1999 and for the year ended December 31, 1999, appearing in this Annual Report on Form 10-K of MK Gold Company for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS